UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

American Greetings Corporation

(Exact name of Registrant as specified in its charter)

Zev Weiss

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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The following presentation was prepared by the Weiss Family.

The Weiss Family’s Perspective July 22, 2013

1. The Enhanced Price
2. The Family’s View of the Industry and Its Investment
3. The Company’s Q1 Results
4. American Greetings’ Position in the Equity Markets
5. Necessary Capital Redeployment
6.
What Happens if the Deal is Turned Down?

• The enhanced price of $19.00 per share represents a 4.4% premium to the original price of $18.20, and a 10.6% increase over the price initially offered by the Family in
September 2012.
• It represents a 32.5% premium to the unaffected closing price immediately prior to the Family’s initial offer, and a 33.1% premium to the unaffected 45-day average closing price.
• The enhanced $19.00 cash price delivers certain value for public shareholders.
• While the Family was willing to enhance the price in response to feedback from the
Special Committee and shareholders, the Family will not further increase its offer.
• The Family will be assuming the risk of operating a paper greeting cards company in an industry that the Family believes faces persistent year-over-year decline.
The Family increased its offer price after the original
definitive agreement was signed; the price will not be
increased further

1. The Enhanced Price
2. The Family’s View of the Industry and Its Investment
3. The Company’s Q1 Results
4. American Greetings’ Position in the Equity Markets
5. Necessary Capital Redeployment
6.
What Happens if the Deal is Turned Down?

• The Company’s paper greeting cards business accounts for 74% of revenue.
• The paper greeting cards industry has been shrinking since 2007 (2-4% annually).
• In 2012, unit sales declined 4%, and the the industry experienced the first-ever decline among “heavy users” (1.5%).
• No one knows how quickly or precipitously the industry will decline.
• Currently, the only certainty is that the decline is accelerating year-over-year.
The Company’s core business is paper greeting cards, and
the paper greeting cards industry is facing persistent and
accelerating decline

• The Family has guided the Company for more than 100 years—because the Family is fully committed to the Company’s long-term viability, it is willing to take the risks inherent in the business.
• The risks of operating in an industry facing persistent and accelerating decline.
• The substantial execution risks involved with investments in electronic and digital channels.
• These risks would be transferred from public shareholders to the Family, and public shareholders would receive certain cash value at a substantial premium.
• The Family understands the potential upside if the Company is able to successfully transform its business, but the Family does not view this transaction on an IRR, “wealth creation” or any similar basis.
• The Family does not intend to exit American Greetings.
• The Family believes that any analysis of the transaction on such bases necessarily ignores the fact that the Company’s core industry has been persistently declining.
The Family views the merger as necessary to the long-term
prospects of the Company, not in terms of typical investment metrics

1.
The Enhanced Price
2. The Family’s View of the Industry and Its Investment
3. The Company’s Q1 Results
4. American Greetings’ Position in the Equity Markets
5. Necessary Capital Redeployment
6.
What Happens if the Deal is Turned Down?

• The Company’s operations are heavily seasonal, and annual results are largely driven by Q3-Q4 performance.
• The Family believes that the Q1 results are a modest positive variance against plan—the Family does not believe that this Q1 variance translates into a fundamental shift in the Company’s value.
• The variance against plan was approximately 60% attributable to one customer order in the ancillary Fixtures Business.
• That order was exceptionally large, and is non-recurring.  The Fixtures Business is driven by one-time customer capital expenditure needs.  Without this order, the
Fixtures Business would have missed Q1 plan.
• The new relationship with a significant customer, if and when it leads to an executed contract, will be NPV negative for at least five years, reducing the Company’s cash generation.
The Family believes that AG’s FY 2014 and long-term
outlooks have not materially changed, and that the
moderately improved Q1 results have no discernible effect on the trajectory of AG’s core business

1. The Enhanced Price
2. The Family’s View of the Industry and Its Investment
3. The Company’s Q1 Results
4. American Greetings’ Position in the Equity Markets
5. Necessary Capital Redeployment
6. What Happens if the Deal is Turned Down?

• The Company’s stock trades at low multiples.
• 3.5x LTM EBITDA average for 24 months prior to the initial proposal; 3.0x LTM
EBITDA average for six months prior to the initial proposal.
• Different analyses, as offered by some shareholders, can assume any hypothetical multiple—the only relevant real-world fact is that the Company’s actual unaffected trading multiple, over a sustained period, has averaged 3.0x-3.5x EBITDA.
• The Company has demonstrated weak correlation to broader market indices and any set of comparable companies.
• The Company’s only true comparable in the paper greeting cards market is privately held.
• The Family believes that the markets are tuned in to the fact that the Company’s core industry is in decline.
• The Company’s share price had 15-year CAGR of (5.7%) prior to the initial proposal.
• 44% short interest (as percent of float) immediately prior to the initial proposal; 40%
short interest average for six months prior to the initial proposal.
The Family believes that American Greetings’ historical
performance in the public markets does not support the
contention that it would trade at higher multiples in the
foreseeable future

• The Family believes that the equity markets have not rewarded the Company for shareholder capital returns.
• The Company has returned over $1 billion to public shareholders through dividends and repurchases since FY 2005.
• Over that period, the Company’s stock price declined 38%—while the S&P 400
Consumer Discretionary Index rose 40%.
• For all of the reasons discussed above—
Despite over $1 billion in cash returned to shareholders since
FY 2005, the Company’s stock traded at 3.0-3.5x EBITDA and
fell 78% behind the consumer index.
(1) the stock price’s lack of correlation to the broader market,
(2) the market’s persistently pessimistic view of the Company, including the substantial short position,
(3) the market’s indifference to the Company’s massive capital returns to shareholders,
(4) the lack of true comparable companies, and
(5) the accelerating decline of the Company’s core industry
—the Family does not believe that there is any reasonable basis to suggest that the
Company would trade above $19.00 absent a transaction... even if massive capital returns were
continued.

1. The Enhanced Price
2. The Family’s View of the Industry and Its Investment
3. The Company’s Q1 Results
4. American Greetings’ Position in the Equity Markets
5. Necessary Capital Redeployment
6. What Happens if the Deal is Turned Down?

• The Family believes that capital redeployment is essential; substantial investment is required for all of the following:
• advancing the Company’s paper card business in order to overcome conditions in a declining industry,
• identifying opportunities in the digital channel, necessarily entailing substantial execution risk,
• upgrading the Company’s IT systems, and
• replacing or substantially upgrading the Company’s current headquarters (current facility ~60 years old).
• All of this requires capital investment of over 3x historical levels over the next two years;
the Company estimates up to $446 million in capital expenditures over the next five years
(over 1.75x the historical pattern).
• The vast majority of this $446 million investment represents deferred maintenance, necessary simply to maintain the Company’s core business performance.
• The Company expects zero or negligible ROI on its IT systems and headquarters projects—these activities are purely costs of continuing to do business.
The Family believes that capital must be redirected to capital expenditures and investment in electronic channels

• The Family intends to support these investments whether or not the merger is completed.
• Contrary to the suggestion of some shareholders, given these capital requirements, the
Family believes that substantial additional capital returns to shareholders are not feasible.
• This means the substantial redirection of capital away from shareholder capital returns for the foreseeable future.
• The Family believes that the alternative to the proposed transaction is not any type of recapitalization.
• The alternative is carrying out the Company’s long-term business transformation plans as a public company.
The Family believes that capital must be redirected to capital expenditures and investment in electronic channels

1. The Enhanced Price
2. The Family’s View of the Industry and Its Investment
3. The Company’s Q1 Results
4. American Greetings’ Position in the Equity Markets
5. Necessary Capital Redeployment
6. What Happens if the Deal is Turned Down?

• The Family believes that it is important for American Greetings’ unaffiliated shareholders to understand the Family’s commitment to the long-term success of American Greetings.
• The Family has guided the Company for over a century, including since it became a publicly traded company in 1958.
• Regardless of the outcome of the vote, the Family places the highest priority on maximizing the Company’s chances of remaining viable in the 21st century.
• As shareholders, the Family believes that capital should be redirected to investment in the business and that, during that period, share repurchases and dividends should be terminated.
• It is understandably difficult for many investors to hold shares through business transformations, given the focus of the public equity markets on quarter-to-quarter performance.
• The Family believes that this concern is compounded by their expectation that capital will be redirected away from shareholder returns—in an environment where massive shareholder returns had buoyed the stock price to only 3.0x EBITDA.
• The Family urges American Greetings’ unaffiliated shareholders to vote in favor of the merger.
The Family believes that further capital deployment to
shareholders is not sustainable until American Greetings is
fully repositioned for long-term viability

• Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-
looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Factors that may affect the business or financial results of the
Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K. The Company and the Weiss
Family expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.
Forward Looking Statements

• In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on
July 10, 2013.  The definitive proxy statement and a form of proxy card have been mailed to the
Company's shareholders.  This investor presentation does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.
• Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.americangreetings.com or by directing a request to the Company’s Corporate Secretary at our World Headquarters at
One American Road, Cleveland, Ohio 44144-2398, or via email to
investor.relations@amgreetings.com.
• The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual
Report on Form 10-K for the fiscal year ended February 28, 2013.
Additional Information and Where to Find It